EXHIBIT 99.1

China PharmaHub Signs Distribution Agreement with Integrated Biometrics

Summarizes Company Highlights Since September 2009

BOSTON, November 10, 2010 -- China PharmaHub Corp. (OTCBB: CPHB) (“PharmaHub”) announced it has signed an agreement to be a distributor for Integrated Biometrics (“IB”), a provider of high performance fingerprint biometric identity solutions.  PharmaHub will have the exclusive distribution rights in China, Hong Kong, Taiwan and Macau (the “Greater China Region”) to sell IB products to customers in the Pharmaceutical, Biotechnology, Healthcare, Lock Manufacturing and Safe Manufacturing industries. Additionally, CPC will have the non-exclusive right to sell such products to other industries in the Greater China Region.

IB develops and manufactures fingerprint-based biometric identification systems which result in highly dependable logical and physical access control solutions.  IB’s patented Light Emitting Sensor technology is the cutting edge in biometric fingerprint identification and provides a superior combination of security, usability and durability. With China’s biometrics market growing at a rate of 50% per annum, its market is expected to reach 3 billion RMB by the end of 2010, PharmaHub and IB believe they are well-positioned to capitalize on this growing market.

Richard Lui, President of PharmaHub, said “We are very excited to be working with industry leaders such as IB.  PharmaHub’s growing distribution channel of 2,600 hospitals and ties to China’s healthcare industry present very exciting opportunities for sales of IB products.  Working with successful companies such as Integrated Biometrics embodies the PharmaHub model.”

Lui concluded, “We started PharmaHub with the goal of eventually becoming a global pharmaceutical ‘HUB’.  Since the founding of PharmaHub in July 2009, we have worked non-stop to build a foundation of strategic alliances, partnerships and joint ventures.”

The following are the highlights of PharmaHub’s development since September 2009:

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September 15, 2009 – We entered into an Exclusive Business Cooperation Agreement with the PRC National Engineering Research Center, a reputable quasi-government owned Research Institute in China which will assist us in conducting preclinical and clinical studies with the State Food and Drug Administration of the People’ Republic of China.

•	June 15, 2010 – We entered into a Definitive Agreement with David Weaver and Michael Rynkiewicz to develop a Humanized Antibody Platform created by Drs. Weaver and Rynkiewicz.

•	June 15, 2010 - We incorporated our first Joint Venture, Akanas Therapeutics, Inc. with Drs. Weaver and Rynkiewicz to further our objectives with respect to the Humanized Antibody Platform.

•	July 1, 2010 – We gained access to a 2,600 hospital distribution network in China pursuant to our Cooperation Agreement with Chengdu Yongkon Pharmacy Co., Ltd.

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July 1, 2010 – We formed an alliance with the Sichuan Provincial Government to promote technological exchange and transfer between China and the United States, with a focus upon the bio-pharmaceutical and medical device industries.

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August 17, 2010 – We entered into an Exclusive Distributor Agreement with a world leader in precision glass technology to sell a “Magic Bullet” Liver Cancer Therapy in China, Hong Kong, Taiwan, Macau, Singapore, Malaysia and Bangladesh.

About PharmaHub:

China PharmaHub Corp. is a development stage company engaged in entering into the business of acquiring, developing and commercializing innovative products of biopharmaceutical companies based in the United States or China which treat a variety of human diseases.  PharmaHub intends to focus upon investing into or licensing the rights, with respect to countries where such companies currently have minimal presence, to develop, commercialize, market and sell pharmaceutical, biotechnology and related technologies which address important unmet medical needs, offer improved, cost-effective alternatives to current methods of treatment or enable the discovery, research and development of new medicines.  Management believes that PharmaHub brings a unique blend of relationships and resources to assist scientists and companies in bringing their ideas to reality.  PharmaHub's corporate headquarters are located in Los Angeles and Boston. For more information visit www.chnpharmahub.com.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein.

Contact:

Monica Ding
Chief Financial Officer
Tel: (909)843-6388
Email: ir@chnpharmahub.com